             As filed with the Securities and Exchange Commission
                               on July 12, 1996

                                                   Registration No. 333-______

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                        SATCON TECHNOLOGY CORPORATION
              (Exact name of issuer as specified in its charter)

       Delaware                                                    04-2857552
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification Number)

               161 First Street, Cambridge, Massachusetts 02142
          (Address of Principal Executive Offices)         (Zip Code)

                            1996 STOCK OPTION PLAN
                           (Full title of the Plan)

                        David B. Eisenhaure, President
                         SatCon Technology Corporation
                               161 First Street
                        Cambridge, Massachusetts 02142
                    (Name and address of agent for service)

                                (617) 661-0540
         (Telephone number, including area code, of agent for service)

- --------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE


                                                  CALCULATION OF REGISTRATION FEE
  Title of                            Proposed              Proposed             Amount of
Securities to      Amount to      Maximum Offering      Maximum Aggregate       Registration
be Registered    be Registered    Price Per Share (1)   Offering Price (1)          Fee
- -- ----------    -- ----------    ----- --- ----- ---   -------- ----- ---          ---
Common Stock,       300,000           $8.625               $2,587,500              $892
$.01 par value      shares            --------             ----------             -------
_____________________________________________________________________________________

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933 on the basis of the average of the bid and asked prices of SatCon Technology Corporation's Common Stock, $.01 par value per share, on the Nasdaq National Market System on July 8, 1996 as $8.625.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

           The information required by Part I is included in documents sent or given to all employees of SatCon Technology Corporation (the "Registrant") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Certain Documents by Reference
              -----------------------------------------------

           The following documents, which are filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

           (1) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b), or otherwise, under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

           (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

           (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

           All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock offered hereby have been sold or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Item 4.  Description of Securities
              -------------------------
          Not applicable.

     Item 5.  Interests of Named Experts and Counsel
              --------------------------------------
          Not applicable.

Item 6.  Indemnification
         ---------------

Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase that is deemed illegal or obtaining an improper personal benefit. The Company's Certificate of Incorporation includes the following language:

           "To the maximum extent permitted by Section 102(b)(7) of the General Corporation Laws of Delaware, a director of this corporation shall not be personally liable to the corporation of its stockholders for monetary demands for breach of fiduciary duty as a director, except for liability
     (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
     Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit".

Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the Company, and, with respect to any criminal action, had reasonable cause to believe his conduct was lawful. The Bylaws of the Company include the following provision:

     "Reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called "Indemnitees", who may be indemnified by a Delaware corporation pursuant to the provisions of such
     Section 145, namely, any person or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership joint venture, trust, or other enterprise. The Corporation shall, and is hereby obligated to, indemnify the Indemnitees, and each of them in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation shall indemnify the Indemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (ii) that no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful."

In addition, Section 145 permits the Company to purchase and maintain insurance on behalf of any officer, director, employee and agent of the Company or any person serving at the request of the Company as an officer, director, employee or agent of another corporation serving as described above whether or not the Company would have the power to indemnify him under Section 145. The Company has a directors and officers liability policy that insures the Company's officers and directors against certain liabilities.

Item 7.  Exemption from Registration Claimed
         -----------------------------------
     Not applicable.

Item 8.  Exhibits
         --------
     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings
         ------------
     1.    The Registrant hereby undertakes:

           (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts on the 9th day of July, 1996.


                                                   SATCON TECHNOLOGY CORPORATION



                                                   By: /s/David B. Eisenhaure
                                                      --------------------------
                                                      David B. Eisenhaure
                                                      Chairman of the Board of
                                                      Directors, President and
                                                      Chief Executive Officer



                               POWER OF ATTORNEY

     We, the undersigned officers and directors of SatCon Technology Corporation hereby severally constitute David B. Eisenhaure, Michael C. Turmelle and Jeffrey
N. Carp, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable SatCon Technology Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                     Title
- ---------                     -----



 /s/David B. Eisenhaure       Chairman of the Board,   )
- -----------------------       Chief Executive Officer  )
David B. Eisenhaure           and President (principal )
                              executive officer)       )
                                                       )
                                                       )
                                                       )
                                                       )
 /s/James L. Kirtley, Jr.     Director                 )
- -------------------------                              )
James L. Kirtley, Jr.                                  )
                                                       )
                                                       )
                                                       )
                                                       )
 /s/John P. O'Sullivan        Director                 )
- -----------------------                                )
John P. O'Sullivan                                     )
                                                       )
                                                       )  July 9, 1996
                                                       )
                                                       )
 /s/William E. Stanton        Director                 )
- ----------------------                                 )
William E. Stanton                                     )
                                                       )
                                                       )
                                                       )
                                                       )
/s/Marshall J. Armstrong      Director                 )
- ------------------------                               )
Marshall J. Armstrong                                  )
                                                       )
                                                       )
                                                       )
                                                       )
/s/Michael C. Turmelle        Director, Treasurer      )
- ----------------------        and Vice President of    )
Michael C. Turmelle           Finance (principal       )
                              financial officer and    )
                              principal accounting     )
                              officer)                 )
                                                       )

                                 Exhibit Index
                                 -------------


    Exhibit
    Number       Description                                        Page
    -------      -----------                                        ----
       5         Opinion of Hale and Dorr
      23.1       Consent of Hale and Dorr (included in Exhibit 5)    --
      23.2       Consent of Coopers & Lybrand L.L.P.
      24         Power of Attorney (see page 6 of this               --
                   Registration Statement)